UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement with IMD Parent LLC

On September 29, 2008, Lehman Brothers Holdings Inc. (the “Registrant”) and the affiliates of the Registrant listed on Schedule I to the Agreement (as defined below) (collectively with the Registrant, “Lehman”) entered into a Purchase Agreement and side letter (collectively, the “Agreement”) with IMD Parent LLC (“Purchaser”), under which Lehman has agreed to sell to Purchaser (or subsidiaries of the Purchaser) certain assets, and Purchaser has agreed to assume (or cause certain of its subsidiaries to assume) certain liabilities, related to Lehman’s investment management business (the “Business”).   Purchaser is jointly controlled by private investment funds sponsored by Bain Capital Partners, LLC and Hellman & Friedman LLC, which have agreed to provide all of the funding required to close the transaction.  A copy of the press release that originally announced the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Because the Agreement was signed by the Registrant as a debtor-in-possession under chapter 11 of the Bankruptcy Code, the Agreement must be approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in which the Registrant’s chapter 11 bankruptcy case is pending (In re Lehman Brothers Holdings Inc., Case No. 08-13555-JMP).

Key terms of the Agreement are described below:

Key Assets to be Sold by Lehman

•                  The Neuberger Berman business, including the portion of the Business that is the private asset management business (including relevant fixed income securities managed within, or on behalf of, the private asset management business), equities mutual fund, equities closed end fund, equities sub-advised fund, equities WRAP (Managed Account Group and model portfolio assets), equities global balanced portfolio and the equities institutional separate accounts businesses.

•                  The fixed income business, including the portion of the Business that offers U.S. fixed income, liquidity and municipal mutual funds and WRAPs, U.S. institutional cash, short duration and municipal products, structured products, investment grade core and index, high yield, loans, and other fixed-income asset management products and services other than fixed income securities managed within, or on behalf of, the private asset management business.

•                  Parts of the hedge fund of funds and single manager businesses, including long/short, diversified arbitrage, commodities and quantitative funds.

•                  The private funds investment group of the private equity business, which includes the fund-of-funds businesses (both hedge fund and private equity), secondary private equity and co-investment, as well as several startup private equity businesses including infrastructure and mezzanine debt.

•                  Certain assets related to the Asian and European asset management businesses, the Asian and European fund businesses, the Asian and European segregated account mandates and the Asian and European distribution platforms.

Key Liabilities to be Assumed by Purchaser or subsidiaries of Purchaser

•                  All liabilities incurred after the closing in connection with the ownership or operation of the Business.

•                  Lehman’s liabilities under contracts assigned to Purchaser or any subsidiaries of Purchaser to the extent based on facts and circumstances first arising after the closing.

•                  The unfunded amount of Lehman’s and its affiliates’ general partner or special limited partner capital commitments that relate to post-closing periods and are associated with the parts of the private equity business being acquired under the Agreement.

•                  Certain liabilities relating to benefits to be provided to Lehman employees who are transferred to Purchaser or any subsidiary of Purchaser following the closing under the Agreement.

 Key Assets and Liabilities to be Retained by Lehman

•                  All assets of Lehman that are not owned, held or used primarily in connection with the Business.

•                  The assets primarily associated with the ICG, CTS, Satori and LibertyView businesses.

•                  The equity interests in the Lehman Brothers Trust Company of Delaware and Lehman Brothers Trust Company, N.A.

•                  The assets primarily associated Lehman’s merchant banking, real estate and venture capital private equity funds.

•                  Lehman’s minority stake investments in the following asset management firms: D.E. Shaw & Co., Ospraie Management, Spinnaker Capital, R3 Capital Partners, One William Street Capital, Field Street Capital Management, GLG Partners, BlueBay Asset Management, Synergy and Integrated Asset Management.

•                  The funded amount of Lehman’s limited partner and side-by-side capital commitments associated with the Business and the seed capital invested in the Business’s asset management products.

•                  All liabilities of the Business other than the Assumed Liabilities (as defined in the Agreement).

•                  Assets that would otherwise be acquired by Purchaser or a subsidiary of Purchaser but Purchaser designates as an “Excluded Asset” prior to the closing, after determining such asset could subject it or any of its subsidiaries to a liability that is material to such asset.

Conditions to closing

The transaction is expected to close by early 2009.  The Agreement contains certain closing conditions that must be satisfied or waived, including:

•                  the entry by the Bankruptcy Court of a sale order substantially in the form attached as an exhibit to the Agreement;

•                  the maintenance of a requisite level of revenue run-rate with respect to certain assets under management;

•                  the retention of a requisite number of key portfolio managers;

•                  the S&P 500 Index being at least 75% of an agreed level;

•                  the aggregate amount of certain purchase price adjustments being less than $1.25 billion; and

•                  other customary closing conditions.

The Agreement also contains certain termination rights for each of Lehman and the Purchaser, including the right of either party to terminate the Agreement if the closing of the transaction has not occurred on or prior to June 30, 2009.  Additionally, Lehman has the right, subject to certain limitations, to terminate the Agreement in order to accept a competing transaction.

Purchase Price for Lehman Assets

•                  $2.15 billion in cash and the Assumed Liabilities, subject to certain adjustments, including adjustments to reflect (i) decreases in the S&P 500 Index, (ii) closing working capital, (iii) other liabilities not reflected in working capital, (iv) changes in revenue run rates, assets under management and the departure of certain portfolio managers and (v) historical EBITDA as reflected in audited financial statements to be delivered by Lehman.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

                The following Exhibits are filed as part of this Report.

Exhibit 99.1	Press Release of the Registrant, dated as of September 29, 2008, announcing the Registrant’s sale of certain assets to IMD Parent LLC.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: October 3, 2008	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Vice President

EXHIBIT INDEX

Exhibit 99.1	Press Release of the Registrant, dated as of September 29, 2008, announcing the Registrant’s sale of certain assets to IMD Parent LLC.